EXHIBIT 10.1(c)

AMENDMENT NO. 3
TO THE
CENTURYTEL RETIREMENT PLAN

WHEREAS, the CenturyTel Retirement Plan (“Plan”) was amended and restated by CenturyTel, Inc. (the “Company”) effective December 31, 2006;

WHEREAS, certain benefits have been revised via adoption of new collective bargaining agreements applicable to certain participants in the Plan;

WHEREAS, certain clarifications must be made to the December 31, 2006 restated Plan document in order to preserve the intent of the Plan and the Company; and

WHEREAS, the Company reserved the right to amend the Plan in Section 12.2 of the Plan.

NOW, THEREFORE, effective as of the dates shown below, the Plan is amended as follows:

I.

Section 6.1(a)(6) of the Plan is amended effective December 31, 2006 to read as follows:

(6)
In no event shall a Participant’s Accrued Benefit, expressed as an annual benefit at Normal Retirement Date, be less than $650, and in no event shall a Participant’s Accrued Benefit be less than his or her Accrued Benefit (if any) as of December 31, 2006.  The $650 minimum benefit noted in the previous sentence shall not apply to Participants whose Accrued Benefit is determined solely under Section 6.1(b) or one of the Constituent Plans, and shall not apply to Participants who become Eligible Employees after December 31, 2008.

II.

Section 6.1(b) of the Plan is amended effective December 31, 2006, to read as follows:

(b)
Except as provided in Section 6.1(d) below, for Participants covered by a collective bargaining agreement that provides for participation in this Plan, and subject to the limitations contained in Section 5.7, the Accrued Benefit on normal retirement for a person retiring on or after January 1, 1990 is a monthly pension for the life of the Participant equal to the number of Years of Credited Service (YCS), up to a maximum of thirty (30), times the sum of 1.3 percent of Final Average Pay (FAP) plus .65 percent of Final Average Pay in excess of Social Security Covered Compensation (SSCC) as follows:

                                                                                        YCS (up to 30) X ((1.3% X FAP) + (.65% X (FAP – SSCC))).

III.

Section 6.1(e) of the Plan is amended and restated effective December 31, 2006, to read as follows:

(e)
The minimum benefit provisions of the Plan at Section 6.1(a)(6) and in the Constituent Plans, are mutually exclusive and shall not be added to each other, or to any other benefit, when determining a Participant’s minimum benefit under the Plan as a whole.

Effective on and after January 1, 2007, if a Participant: (i) ceases accruing benefits under a Constituent Plan portion of this Plan and begins accruing benefits under Section 6.1(a) or (b) or (ii) ceases accruing benefits under Section 6.1(a) or (b) and begins accruing benefits under a Constituent Plan portion of this Plan (the date of such cessation and beginning being his “Transfer Date”), then his combined benefit under this Plan and the Constituent Plan shall be the greatest of:  (1) his benefit under the Constituent Plan(s) plus his benefit under Section 6.1(a) and/or (b) (determined without regard to Section 6.1(a)(6)), (2) his Minimum Benefit (if applicable) under the Constituent Plan(s) or (3) the benefit under Section 6.1(a)(6) of this Plan (but only if the Participant accrued at least some benefits under Section 6.1(a)).  Thus, in accordance with the preambles of the Constituent Plans and Sections 2.27, 2.35 and 2.44, if a Participant is entitled to a Minimum Benefit under a Constituent Plan, he or she shall not be entitled to a Minimum Benefit under this Plan (as such Minimum Benefit under the Constituent Plan would be greater than, and partially duplicative of, the Minimum Benefit under this Plan).  Furthermore, if a Participant ceases accruing benefits under a Constitutional Plan portion of this Plan and begins accruing benefits under Section 6.1(a), then his Credited Service for purposes of calculating his Normal Retirement Benefit under the Constituent Plan Portion(s) of this Plan will not increase after his Transfer Date.

IV.

Sections 6.5 (a) and (b) of the Plan are amended and restated, effective December 31, 2006, as follows:

(a)
If at death the Participant is age fifty-five (55) or over with five (5) or more Years of Credited Service, or actively employed by the Employer with thirty (30) or more Years of Service and five (5) or more Years of Credited Service, the benefit of the Spouse shall be the amount payable to the Spouse as Beneficiary under the survivor annuity portion of the Qualified Joint and Survivor Annuity with respect to the Participant, determined as though the Participant had retired on the first day of the month in which death occurs.  On the death of a Participant with thirty (30) or more Years of Service and five (5) or more Years of Credited Service before age fifty-five (55), the Participant shall be assumed to be age fifty-five (55) for purposes of this subparagraph (a).

(b)
If the Participant does not meet the requirements of (a), above, at death, the benefit of the Spouse shall be the amount payable to the Spouse as Beneficiary under the survivor annuity portion of the Qualified Joint and Survivor Annuity with respect to the Participant, determined as though the Participant had separated from service on the date of death (if not already separated) and had survived until age fifty-five (55) (if the Participant was over age 55 at death, then his or her actual age at death shall be used in determining the benefit).

V.

Paragraph 7, Nonrepresented Participants or Nonrepresented Employees, of Schedule 6.1(f)-3, Hourly Plan Portion of CenturyTel Retirement Plan, is amended to add the following at the end of the parenthetical:

(A listing of such agreements is provided at Schedule 2 of the Hourly Plan and shall be updated from time to time, without the necessity of an amendment to the Plan, such list merely being reflective of revisions to the collective bargaining agreements.)

VI.

Schedule 6.1(f)-3, Hourly Plan Portion of CenturyTel Retirement Plan, is amended to add a new Schedule 2, to read initially as follows:

Schedule 2
Hourly Plan Portion of Plan
Nonrepresented Participants

Employees entering the respective bargaining units on or after the dates indicated will participate under the CenturyTel Retirement Plan and will not be eligible for the Hourly Plan portion of the Plan.

Union	Date
CWA 6171 Central	August 16, 2007
CWA 6171 Northwest	June 13, 2008
CWA 7906 (1)	May 1, 2008
IBEW 768	May 1, 2008
IBEW 257	January 1, 2007
IBEW 1106	April 1, 2007
CWA 6301, 6310, 6311, 6312, 6373	March 13, 2008
CWA 4370	April 1, 2007
CWA 4671	February 3, 2007
IBEW 89	September 1, 2008
CWA 7818	September 1, 2008
_______________________________

(1)   Transfers from IBEW 89, CWA 7818 or IBEW 768 will retain prior pension program if transferred after May 1, 2008.

VII.

The second to last sentence of Paragraph 22, Minimum Benefit, of Schedule 6.1(f)-3, Hourly Plan Portion of CenturyTel Retirement Plan, is amended and restated to read as follows:

If a Nonrepresented Participant is not eligible to commence benefits as of such date, his Years of Credited Service will be divided by his projected years of Credited Service as if he retired at Normal Retirement Age and then be multiplied by the Minimum Pension Amount from the table above that correlates with his projected Years of Vesting Service as of his Normal Retirement Date to obtain his Minimum Benefit.

VIII.

Paragraph 5 of Schedule 6.1(f)-4, the Ohio Plan Portion of the CenturyTel Retirement Plan, is amended effective April 1, 2007 to add the following at the end of Section 2.22, Employee:

Consistent with the April 2007 Memorandum of Agreement between CenturyTel and the Communications Workers of America, any individual becoming a member of a bargaining unit of an Employer listed on Schedule 3.1 to the Ohio Plan on or after April 1, 2007 shall not be eligible to participate in the Ohio Plan.

IX.

                Schedule 6.1(f)-4, the Ohio Plan Portion of the CenturyTel Retirement Plan, is amended effective April 1, 2007 to add the following at the end of the table of Normal/Late Retirement Benefits at Schedule 6.1, as follows:

	Age At Retirement	Band 1	Band 2
Effective 4/1/07	65 or older	$35.84	$42.02

IN WITNESS WHEREOF, CenturyTel has executed this amendment on this 24th day of October, 2008.

CENTURYTEL, INC.

By:/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President and
Chief Financial Officer